Exhibit 3.1

THE COMPANIES ACT (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

SAMFINE CREATION HOLDINGS GROUP LIMITED

星輝新發展控股有限公司

(Adopted by Resolution on 5 September 2023)

www.verify.gov.ky File#: 386121	Filed: 14-Sep-2023 10:20 EST Auth Code: C42847473335

THE COMPANIES ACT (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

SAMFINE CREATION HOLDINGS GROUP LIMITED

星輝新發展控股有限公司

1.	The name of the Company is SAMFINE CREATION HOLDINGS GROUP LIMITED 星輝新發展控股有限公司.

2.	The registered office of the Company shall be situated at the offices of Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands, or at such other place in the Cayman Islands as the Directors may from time to time decide.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Act (As Amended) or as the same may be revised from time to time, or any other law of the Cayman Islands.

4.	The Company shall have and be capable of exercising all of the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by the Companies Act (Revision).

5.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

6.	The authorized share capital of the Company is US$50,000 divided into 800,000,000 shares of a par value of US$0.0000625 each provided always that subject to the Companies Act (2023 Revision) and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

7.	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

8.	Capitalised terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

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www.verify.gov.ky File#: 386121	Filed: 14-Sep-2023 10:20 EST Auth Code: C42847473335

THE COMPANIES ACT (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

SAMFINE CREATION HOLDINGS GROUP LIMITED

星輝新發展控股有限公司

Interpretation

1.	In these Articles Table A in the First Schedule to the Companies Act (As Amended) does not apply and, unless there is something in the subject or context inconsistent therewith:

“Articles”	means these articles of association of the Company.

“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any). The Auditor shall not be deemed to be an officer of the Company pursuant to these Articles or any agreement entered into between the Company and the Auditor.

“Company”	means the above named company.

“Directors”	means the directors for the time being of the Company, or as the case may be, the directors assembled as a board or as a committee thereof.

“Dividend”	includes an interim dividend.

“Electronic Record”	has the same meaning as in the Electronic Transactions Law.

“Electronic Transactions Law”	means the Electronic Transactions Law (2003 Revision) of the Cayman Islands.

“Functional Currency”	means, with respect to the Shares of any class, such currency as the Directors may from time to time determine as being the currency in which such Shares shall be subscribed, valued and/or redeemed pursuant to these Articles notwithstanding the currency of the par value thereof.

“Act”	means the Companies Act (As Amended) of the Cayman Islands, as the same may be further amended or revised from time to time.
“Member”	has the same meaning as in the Act.

“Memorandum”	means the memorandum of association of the Company.

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“Ordinary Resolution”	means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Register of Members”	means the register maintained in accordance with the Act and includes (except where otherwise stated) any duplicate Register of Members.

“Registered Office”	means the registered office for the time being of the Company located in the Cayman Islands.

“Seal”	means any common seal of the Company and includes any duplicate seal or facsimile seal.

“Share” and “Shares”	means a share or shares in the capital of the Company issued subject to and in accordance with the provisions of the Act and these Articles, and having the rights and being subject to the restrictions as provided for under these Articles with respect to such Share. All references to “Shares” herein shall be deemed to be Shares of any or all classes or series as the context may require and shall include a fraction of a share.

“Share Premium Account”	means the share premium account established in accordance with these Articles and the Act.

“Special Resolution”	has the same meaning as in the Act, and includes a unanimous written resolution.

“Subscriber”	means the subscriber to the Memorandum.

2.	In these Articles:

i.	words importing the singular number include the plural number and vice versa;

ii.	words importing the masculine gender include the feminine gender;

iii.	words importing persons include corporations;

iv.	reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, Iithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing or partly one and partly another;

v.	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

vi.	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms; and

vii.	all headings are inserted for reference only and shall be ignored in construing these Articles.

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Commencement of Business

3.	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit.

Shares

4.	Subject to applicable laws of the Cayman Islands and subject to the provisions, if any, in that behalf of the Memorandum and without prejudice to any rights previously conferred on the holders of existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of share capital or otherwise as the Company may, from time to time in a general meeting determine, and to such persons, at such times and on such other terms as the Directors think proper.

5.	The Directors may authorise the division of Shares into any number of classes and series and the different classes and series shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different classes and series (if any) and the relevant Functional Currency thereof shall be fixed and determined by the Directors. The pro rata portion of the Company’s assets that may be attributed to each class or series may be invested together with the pro rata portion of the Company’s assets that may be attributed to each other class or series as designated from time to time.

6.	The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

7.	The Company shall not issue Shares to bearer.

8.	The Directors may resolve to accept non-cash assets in satisfaction (in whole or in part) of the subscription price or the issue price of any Shares.

Variation of Rights Attached to Shares

9.	If at any time the share capital of the Company is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may be varied with the consent in writing of the holders of not less than two-thirds of the issued Shares of that class, or with the sanction of a resolution passed by at least a two-thirds majority of the holders of Shares of the class present in person or by proxy at a separate general meeting of the holders of the Shares of that class. To every such separate general meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, but so that the necessary quorum shall be one or more persons at least holding or representing by proxy one-third in nominal or par value amount of the issued Shares of the relevant class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Members who are present shall form a quorum) and that, subject to any rights or restrictions for the time being attached to the Shares of that class, every Member of the class present in person or by proxy may demand a poll and shall on a poll have one vote for each Share of the class held by him.

10.	For the purposes of convening and holding a meeting pursuant to the preceding Article, the Directors may treat all the classes or any two or more classes as forming one class if they consider that the variation or abrogation of the rights attached to such classes proposed for consideration at such meeting is the same variation or abrogation for all such relevant classes, but in any other case shall treat them as separate classes.

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11.	The rights conferred upon the holders of the Shares of any class shall not be deemed to be materially adversely varied or abrogated by, inter alia, the creation, allotment or issue of further Shares ranking pari passu with or subsequent to them, the redemption or purchase of any Shares, the conversion of Shares or by the passing of any Directors’ resolution to change or vary any investment objective, investment technique and strategy and/or investment policy in relation to a class of Shares or any modification of the fees payable to any service provider to the Company.

Register of Members

12.	The Company shall maintain or cause to be maintained the Register of Members.

13.	For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend, or in order to make a determination of Members for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed thirty days. If the Register of Members shall be closed for the purpose of determining Members entitled to notice of, or to vote at, a meeting of Members the Register of Members shall be closed for at least ten days immediately preceding the meeting.

14.	In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or in order to make a determination of Members for any other purpose.

15.	If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend, the date on which notice of the meeting is sent or the date on which the resolution of the Directors declaring such Dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

Certificates

16.	A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and subject to these Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

17.	The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

18.	If a share certificate is defaced, lost or destroyed, it may be renewed on payment of such fee as determined by the directors, if any, and on such terms, if any, as to the evidence and indemnity, as the Directors think fit.

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Lien

19.	The Company shall have a lien on every Share (not being a fully-paid Share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that Share, and the Company shall also have a lien on all Shares (other than fully-paid Shares) standing registered in the name of a single person for all moneys presently payable by him or his estate to the Company; but the Directors may, at any time, declare any share to be wholly or in part exempt from this Article. The Company’s lien, if any, on any Share shall extend to all dividends payable thereon.

20.	The Company may sell, in such manner as the Directors think fit, any Shares in which the Company has a lien, but no sale shall be made unless some amount in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the persons entitled thereto by reason of his death or bankruptcy.

21.	For giving effect to any such sale the Directors may authorize some person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

22.	The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the person entitled to the Shares at the date of the sale.

Calls on Shares

23.	The Directors may, from time to time, make calls upon the Members in respect of any moneys unpaid on their Shares.

24.	Each Member shall (subject to receiving at least fourteen days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on his Shares.

25.	The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

26.	If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum at the rate of six per cent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

27.	The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

28.	The Directors may make arrangements on the issue of Shares for a difference between the holders in the amount of calls to be paid and in the times of payment.

29.	The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon any Shares held by him; and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate as may be agreed upon between the Member paying the sum in advance and the Directors.

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www.verify.gov.ky File#: 386121	Filed: 14-Sep-2023 10:20 EST Auth Code: C42847473335

Transfer and Transmission of Shares

30.	The instrument of transfer of any Share shall be executed by or on behalf of the transferor (and if the Directors so require, signed by the transferee) and the transferor shall be deemed to remain a holder of the Share until the name of the transferee is entered in the Register of Members in respect thereof.

31.	Subject to applicable laws of the Cayman Islands and these Articles, Shares may be transferred in any usual or common form approved by the Directors.

32.	The Directors may also suspend the registration of transfers at such time and for such periods as they may determine and may decline to register any transfer of Shares for any reason as they may from time to time determine, provided that if the directors refuse to register a transfer of any Shares, they shall, within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

33.	The legal personal representative of a deceased sole holder of a Share shall be the only person that may be recognized by the Company as having title to the Share. In the case of a Share registered in the name of two or more holders, the survivors. Survivor or the legal personal representatives of the deceased survivor shall be the only person recognized by the Company as having title to the Share.

34.	Any person becoming entitled to a Share in consequence of the death or bankruptcy of a Member shall, upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Member in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt person before the death or bankruptcy.

35.	A person becoming entitled to a Share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the Share, except that he shall, before being registered as a Member in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

36.	The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by these Articles or the Act) any other rights in respect of any Share other than an absolute right to the entirety thereof in the registered holder.

Forfeiture of Shares

37.	If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on such Member requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

38.	Such notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time appointed, the Shares in respect of which the call was made will be liable to be forfeited.

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39.	If the requirements of such notice are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect.

40.	A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

41.	A person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the Shares, but his liability shall cease if and when the Company receives payment in full of the nominal amount of the Shares.

42.	A statutory declaration in writing that the declarant is a Director of the Company, and that a Share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the Share. The Company may receive the consideration, if any, given for the Share on any sale or disposition thereof and may execute a transfer of the Share in favour of the person to whom the Share is sold or disposed of and he shall thereupon be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

43.	The provisions of these Articles as to forfeiture shall apply in the case of non- payment of any sum which by the terms of issue of a Share becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

44.	The Company may, by Ordinary Resolution, convert any paid-up Shares into stock, and reconvert any stock into paid-up Shares of any denomination.

45.	The holders of stock may transfer the same, or any part thereof, in the same manner and subject to the same terms as and subject to which the Shares from which the stock arose might prior to the conversion have been transferred, or as near thereto as circumstances admit; but the Directors may, from time to time, fix the minimum amount of stock transferrable and restrict or forbid the transfer of fractions of that minimum, but the minimum shall not exceed the nominal amount of the Shares from which the stock arose.

46.	The holders of stock shall, according to the amount of the stock held by them, have the same rights, privileges and advantages as regards dividends, voting at meetings of the Company and other matters as if they held the Shares from which the stock arose, but no such privilege or advantage (except participation in the dividends and profits of the Company) shall be conferred by any such aliquot part of stock as would not, if existing Shares, have conferred that privilege or advantage.

47.	Such of the regulations of the Company as are applicable to paid-up Shares shall apply to stock, and the words “share” and “member” therein shall include “stock” and “stockholder”.

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Alteration of Capital and Changes to Memorandum and Articles of Association

48.	The Company may, from time to time by Ordinary Resolution, increase the share capital by such sum, to be divided into Shares of such amount, as the resolution shall prescribe.

49.	All new Shares shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

50.	The Company may, by Ordinary Resolution:

i.	consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

ii.	sub-divide its existing Shares, or any of them, into Shares of smaller amounts than is fixed by the Memorandum; and

iii.	cancel any Shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

51.	Subject to any authorization or consent required by the Act or these Articles, the Company may by Special Resolution:

i.	change its name;

ii.	alter or add to these Articles;

iii.	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

iv.	reduce its share capital and any capital redemption reserve fund.

Redemption and Repurchase of Shares

52.	Subject to the provisions of the Act, the Company may issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or at the option of a Member, on such terms and in such manner as the Directors may, at the time of or before the issue of such Shares, determine, or as may otherwise be determined from time to time.

53.	The Directors may levy a charge of such amount as they may from time to time determine on the redemption of Shares of any class or series which are redeemed within such periods of the date of issue or in such other circumstances as the Directors may from time to time determine. Such charge may be waived by the Directors or paid to the Company or to such other person as the Directors may determine.

54.	The timing of payments to a redeeming Member of the redemption proceeds to which such redeeming Member is entitled upon a redemption of Shares pursuant to these Articles, the amounts of each such payment, the currency in which such redemption proceeds shall be paid and the extent to which amounts may be withheld therefrom and the interest (if any) to be applied thereto shall be determined by the Directors from time to time.

55.	Amounts payable to a redeeming Member in connection with the redemption of Shares may be paid in cash (unless the Directors determine to pay the redemption price (or any amount thereof) by way of delivery of assets in specie) and normally will be posted or sent by wire transfer upon the redeeming Member’s request and at his expense.

56.	The nominal value of Shares may be redeemed out of the proceeds arising from the issue of an equal number of Shares and the premium (if any) on such Shares shall be paid from the Share Premium Account provided always that at the discretion of the Directors such Shares may be redeemed out of the profits of the Company which would otherwise have been available for dividends and any premiums thereon may be paid out of the profits of the Company or, if permitted by the Act, out of capital.

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57.	Upon the redemption of a Share being effected pursuant to these Articles, the redeeming Member shall cease to be entitled to any rights in respect thereof (excepting always the right to receive a dividend which has been declared in respect thereof prior to such redemption being effected or any redemption proceeds payable under these Articles) and accordingly his name shall be removed from the Register with respect thereto and the Share shall be available for re-issue as an unclassified Share and until re-issue shall form part of the unissued share capital of the Company.

58.	Upon the redemption of any Shares being effected pursuant to these Articles, the Directors shall have the power to divide in specie the whole or any part of the assets of the Company and appropriate such assets in satisfaction or part satisfaction of the redemption price to one or more redeeming Members or Members being compulsorily redeemed on such terms as they may determine.

59.	Subject to the provisions of the Act, the Company may purchase its own Shares (including any redeemable Shares) on such terms and in such manner as the Directors may determine and agree with a Member.

General Meetings

60.	A general meeting shall be held once in every calendar year at such time and place as may be resolved by the Company in general meeting, or in default, at such time in the third month following that in which the anniversary of the Company’s incorporation occurs, and at such place as the Directors shall appoint.

61.	General meetings shall also be convened on the requisition in writing of any Member or Members entitled to attend and vote at general meetings of the Company holding at least ten percent of the paid up voting share capital of the Company deposited at the Registered Office specifying the objects of the meeting for a date no later than 21 days from the date of deposit of the requisition signed by the requisitionists, and if the Directors do not convene such meeting for a date not later than 45 days after the date of such deposit, the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which general meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors to convene the general meeting shall be reimbursed to them by the Company.

62.	The Directors may, whenever they think fit, convene an extraordinary general meeting. If, at any time, there are not sufficient Directors capable of acting to form a quorum, any Director or any two Members of the Company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings are to be convened by Directors.

Notice of General Meetings

63.	At least seven days’ notice (exclusive of the day on which notice is served or deemed to be served, but inclusive of the day for which notice is given) specifying the place, day and hour of meeting and, in case of special business, the general nature of that business shall be given in the manner hereinafter provided, or in such other manner, if any, as may be prescribed by the Directors or the Company in general meetings, to such persons as are, under the Articles, entitled to receive such notices from the Company, but with the consent of seventy-five per cent of the Members entitled to receive notice of some particular meeting, that meeting may be convened by such shorter notice and in such manner as those Members may think fit.

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64.	The accidental omission to give notice of a meeting to, or the non-receipt of a notice of a meeting by any Member shall not invalidate the proceedings at any meeting.

Proceedings at General Meetings

65.	All business shall be deemed special that is transacted at any extraordinary general meeting, and also all that is transacted at an ordinary meeting, with the exception of sanctioning a dividend, consideration of the accounts, balance sheets, an ordinary report of the Directors or Auditors, the appointment and removal of Directors and the fixing of the remuneration of the Auditors.

66.	No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business; save as herein otherwise provided, one or more Members present in person or by proxy and entitled to vote at that meeting shall form a quorum.

67.	If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Member or Members present and entitled to vote shall form a quorum.

68.	Participation in any general meeting of the Company may be by means of a telephone or similar communication equipment by way of which all persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

69.	The chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company.

70.	If there is no such chairman, or if at any general meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, any Director or person nominated by the Directors shall preside as chairman, failing which the Members present or by proxy shall choose any person present to be chairman of that meeting.

71.	The chairman may, with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for ten days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

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72.	The Directors may cancel or postpone any duly convened general meeting, except for general meetings requisitioned by the Members in accordance with these Articles, for any reason or for no reason, upon notice in writing to Members. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

73.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman or one or more Members present in person or by proxy entitled to vote, and unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

74.	If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

75.	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

76.	A poll demanded on the election of a chairman of the meeting or on a question of adjournment shall be taken forthwith; a poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

Votes of Members

77.	On a show of hands every holder of Shares present in person and every person representing such a Member by proxy shall have one vote. On a poll, every such person shall have one vote for each Share of which he is a holder.

78.	In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

79.	A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee or other person in the nature of a committee appointed by that court, and any such committee or other person may, on a poll, vote by proxy.

80.	No Member shall be entitled to vote at any general meeting of the Company unless all calls or other sums presently payable by him in respect of his voting Shares in the Company have been paid.

81.	On a poll votes may be given either personally or by proxy.

82.	The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under Seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Member of the Company.

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83.	The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of that power or authority shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting not less than forty-eight hours before the time for holding the meeting or adjourned meeting (subject to the discretion of the Directors to reduce this period from forty-eight hours to the time of the holding of the meeting) at which the person named in the instrument proposes to vote, and in default the instrument of proxy may not be treated as valid.

84.	An instrument appointing a proxy may be in any usual or common form as the Directors may approve.

85.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

86.	A resolution in writing signed by all the Members for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

Corporations Acting by Representatives at Meetings

87.	Any corporation which is a Member of the Company may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of the Company.

Directors

88.	The minimum number of Directors shall be one, however, the Company may, from time to time change this limit by way of an Ordinary Resolution of the Company passed in general meeting.

89.	The first Directors shall be appointed by way of a resolution of the Subscriber.

90.	The remuneration of the Directors shall, from time to time, be determined by the Board of Directors. The Directors may also be reimbursed for any reasonable traveling or other expenses in connection with attendance at any meetings.

91.	The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

Powers and Duties of Directors

92.	The business of the Company shall be managed by the Directors, who may pay all expenses incurred in getting up and registering the Company and may exercise all such powers of the Company as are not, by Act or these Articles, required to be exercised by the Company in general meeting, subject nevertheless, to any regulation of these Articles, to the Act and to such regulations, being not inconsistent with the aforesaid regulations or Act, as may be prescribed by the Company in general meeting; but no regulation made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

93.	The Directors may, from time to time, appoint one or more of their number to the office of managing director or some other person, whether or not being a Director, as manager for such term and at such remuneration as they may think fit; but where the person is a Director, his appointment as managing director or manager shall be subject to determination ipso facto if he ceases from any cause to be a Director, or if the Company in general meeting resolves that his tenure of office of managing director or manager be determined. Any other person appointed as manager is also subject to such determination.

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94.	Regarding any expenses that may be incurred in getting up and registering the Company as referred to in these Articles, the Directors may pay for such expenses out of the capital or any other monies of the Company. Any such expenses may be amortized over such period as the Directors may determine.

95.	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

96.	The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

97.	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

98.	The Directors shall cause minutes to be made in books provided for the purpose-

i.	of all appointments of officers made by the Directors;

ii.	of the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

iii.	of all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

Seal

99.	A Seal, if the Directors determine to have one, of the Company shall not be affixed to any instrument except by the authority of a resolution of the Directors, and in the presence of a Director or such other person as the Directors may appoint for the purpose; and that Director or other person as aforesaid shall sign every instrument to which any seal of the Company is so affixed in their presence.

100.	The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

101.	A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

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Disqualification of Directors

102.	The office of a Director shall be vacated if:

i.	he becomes bankrupt;

ii.	he is found to be or becomes of unsound mind;

iii.	he resigns his office by notice in writing to the Company;

iv.	he dies; or

v.	he is found to be or becomes of unsound mind; or

vi.	all the other Directors of the Company (being not less than two in number) resolve that he should be removed as a Director.

Change of Directors

103.	Subject to applicable laws, the Company may by Ordinary Resolution appoint any person to be a Director or may by Ordinary Resolution remove any Director.

104.	Subject to applicable laws, the Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

Proceedings of Directors

105.	The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings, as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote.

106.	A Director (or his alternate or any other office of the Company) may, at any time, summon a meeting of the Directors by at least three days’ notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held.

107.	The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be two if there are two or more Directors, and shall be one if there is only one Director.

108.	A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote and shall, if his appointor is not present, be counted in the quorum.

109.	A person may participate in a meeting of the Directors or committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is at the start of the meeting.

110.	The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

111.	The Directors may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

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112.	A Director but not an alternate Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

113.	A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of Directors (an alternate Director being entitled to sign such a resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

114.	The Directors may delegate any of their powers to committees consisting of such member or members of the body of Directors as the Directors think fit; any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Directors.

115.	A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

116.	A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of the votes of the members present and, in the case of an equality of votes, the chairman shall have a second or casting vote.

117.	All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director (including his alternate) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or his alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or alternate Director as the case may be.

118.	A Director of the Company who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

Declaration of Directors’ Interests

119.	A Director may hold any other office or place of profit under the Company in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

120.	A Director shall not enter into a contract in a non-officer position as Auditor of the Company.

121.	A Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

122.	A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

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123.	No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

124.	A general notice that a Director or alternate Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

Delegation of Directors’ Powers To Persons Other Than Committees

125.	The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

126.	The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

127.	The Directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by resolution of the Directors or Members.

128.	The Directors may appoint any one or more persons to act, or remove any one or more persons from so acting, as service providers to the Company and the Directors may entrust to and confer upon such persons any of the powers exercisable by them as Directors upon such terms and conditions including the right to remuneration payable by, and indemnification from, the Company and with such restrictions and with such powers of delegation as they may determine and either collaterally with or to the exclusion of their own powers. Any such provider may be appointed or removed by the Directors at any time without notice to, or the consent of, the Members.

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Appointment of Alternates

129.	Any Director (other than an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him.

130.	An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in his absence.

131.	An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

132.	Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

133.	An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

Dividends and Reserve

134.	Subject to the Act and this Article, the Directors may declare Dividends and distributions on Shares in issue and authorise payment of the Dividends or distributions out of the funds of the Company lawfully available therefor. No Dividend or distribution shall be paid except out of the realised or unrealised profits of the Company, or out of the Share Premium Account or as otherwise permitted by the Act.

135.	Except as otherwise provided by the rights attached to Shares, all Dividends shall be declared and paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

136.	The Directors may deduct from any Dividend or distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

137.	The Directors may declare that any Dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

138.	Any Dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders.

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139.	No Dividend or distribution shall bear interest against the Company.

140.	Any Dividend which cannot be paid to a Member and/or which remains unclaimed after six months from the date of declaration of such Dividend may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend shall remain as a debt due to the Member. Any Dividend which remains unclaimed after a period of six years from the date of declaration of such Dividend shall be forfeited and shall revert to the Company.

Capitalisation

141.	The Directors may capitalise any sum standing to the credit of any of the Company’s reserve accounts (including the Share Premium Account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of Dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

Share Premium Account

142.	The Directors shall in accordance with the Act establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

143.	There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price, provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Act, out of capital.

Accounts

144.	The Directors shall cause proper books of account to be kept with respect to-

i.	all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place; and

ii.	all sales and purchases of goods by the Company and the assets and liabilities of the Company.

145.	In accordance with the Act, proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

146.	The books of account shall be kept at such place or places as the Directors think fit and shall always be open to inspection of the Directors.

147.	The Directors shall, from time to time, determine whether and to what extent, at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account, book or document of the Company except as conferred by law or authorized by the Directors of the Company in general meeting.

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148.	At the ordinary general meeting in every year the Directors may cause to be prepared and may lay before the Company a profit and loss account and a balance sheet for the period since the preceding account or, (in the case of the first ordinary general meeting) since the commencement of business by the Company, made up to a date not more than six months before such meeting.

149.	A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the Company in general meeting together with a copy of the Auditor’s report ma, at any time prior to the date of the meeting, be sent to all persons entitled to receive notices of general meetings of the Company.

Audit

150.	The Directors may, on behalf of the Company, enter into a contract with an Auditor who shall remain the Auditor of the Company until removed from office by a resolution of the Directors, and may fix his or their remuneration.

151.	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

152.	Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

153.	No Auditor shall be deemed to be an officer or Director of the Company for any reason and no Director or officer of the Company may act as Auditor.

154.	In not being an officer, no Auditor shall have the benefit of any of the indemnity provisions of these Articles.

Notices

155.	Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Any notice, if posted from one country to another, is to be sent airmail.

156.	Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

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157.	A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

158.	Notice of every general meeting shall be given in any manner hereinbefore authorised to every person shown as a Member in the Register of Members on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

Winding Up

159.	If the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

160.	If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Act, divide amongst the Members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

Indemnity

161.	Every Director, officer or servant of the Company shall be indemnified out of the assets of the Company against all costs, charges, expenses, losses and liabilities incurred by him (a) in the conduct of the Company’s business, or (b) in the discharge of his duties, provided that no Director, officer or servant of the Company shall be liable (c) for the acts, defaults or omissions of any other Director, officer or servant of the Company, or (d) by reason of his having joined in any receipt for money not received by him personally, or (e) for any loss on account of defect of title to any property acquired by the Company, or (f) on the account of the insufficiency of any security in or upon which any moneys of the Company shall be invested, or (g) for any loss incurred through any bank, broker or other agent, or (h) for any loss occasioned by any error of judgment or oversight on his part, or (i) for any loss, damage, or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same shall happen through his own dishonesty, willful default or actual fraud.

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www.verify.gov.ky File#: 386121	Filed: 14-Sep-2023 10:20 EST Auth Code: C42847473335

162.	Any Director, officer or servant of the Company seeking the benefit of the foregoing indemnity provision may apply to the Company for an advance of reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such person for which indemnity will or could be sought. In connection with any advance of any expenses actually approved by a resolution of the Directors, the person seeking the indemnification shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by such person.

163.	The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

164.	No Auditor shall be deemed to be a director, an officer or servant of the Company for the purpose of the foregoing provisions and no Auditor shall have the benefit of the foregoing indemnity provisions.

Financial Year

165.	Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31 December in each year and, following the year of incorporation, shall begin on 1st January in each year.

Transfer by way of Continuation

166.	Subject to the provisions of the Act and with the approval of a Special Resolution, the Company shall have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

Registered Office

167.	Subject to applicable laws, the Company may by resolution of the Directors change the location of its Registered Office.

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www.verify.gov.ky File#: 386121	Filed: 14-Sep-2023 10:20 EST Auth Code: C42847473335